PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l. Chartered Accountants 1250 René-Lévesque Boulevard West Suite 2800 Montréal, Quebec Canada H3B 2G4 Telephone +1 514 205-5000 Facsimile +1 514 876-1502

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Annual Report on Form 40-F of CAE Inc. for the year ended March 31, 2010, of our report dated May 13, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 40-F.

We also consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-97185) of CAE Inc. of our report dated May 13, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in CAE Inc.’s Annual Report on Form 40-F for the year ended March 31, 2010.

Chartered Accountants

Montréal, Quebec

June 25, 2010

“PricewaterhouseCoopers” refers to PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l., an Ontario limited liability partnership, or, as the context requires, the

PricewaterhouseCoopers global network or other member firms of the network, each of which is a separate and independent legal entity.